        1100 LOUISIANA        SUITE 3800    HOUSTON, TEXAS 77002-5218        TELEPHONE (713) 651-9191     FAX (713) 651-0849

EXHIBIT 23.1

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We consent to the use of the name of this firm and of certain information contained in our reserve report as of December 31, 2001, prepared for Mariner Energy, Inc. ("Mariner"), in Mariner's Annual Report on Form 10-K for the year ended December 31, 2001.

RYDER SCOTT COMPANY, L.P.

Houston, Texas
March 25, 2002

100, 530 - 8TH AVENUE, S.W. 600 17TH STREET, SUITE 1610N	CALGARY, ALBERTA T2P 3S8 DENVER, COLORADO 80202-5416	TEL (403) 262-2799 (303) 623-9147	FAX (403) 262-2790 (303) 623-4258